SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2009
LIBBEY INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-12084 (Commission File Number)	34-1559357 (IRS Employer identification No.)

300 Madison Avenue
Toledo, Ohio (Address of principal executive offices)	43604 (Zip Code)
Registrant’s telephone number, including area code: (419) 325-2100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02. Unregistered Sales of Equity Securities
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
EX-4.1
EX-4.2
EX-4.3
EX-4.4
EX-10.1
EX-10.2
EX-99.1

Item 1.01.	Entry into a Material Definitive Agreement.
     On October 28, 2009, Libbey Inc. (the “Company”) entered into a Debt Exchange Agreement among the Company, the Company’s wholly owned subsidiary, Libbey Glass Inc. (“Libbey Glass”) and Merrill Lynch PCG, Inc. (the “Investor”). Pursuant to the Debt Exchange Agreement, the Investor exchanged (the “Exchange Transaction”) the $160.9 million principal amount of 16% Senior Subordinated Secured Payment-in-Kind Notes due December 2011 of Libbey Glass (the “Old PIK Notes”) it previously held with the Company and Libbey Glass for (i) a new note for $80.4 million principal amount of Senior Subordinated Secured Notes due 2021 of Libbey Glass (the “New Notes”) and (ii) common stock of the Company and warrants exercisable for common stock of the Company. The Debt Exchange Agreement is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.
     New Notes and Reaffirmation Agreement
     The New Notes are governed by an Amended and Restated Indenture, dated October 28, 2009, among Libbey Glass, the guarantors party thereto and the Investor, which amended and restated the Indenture governing the Old PIK Notes, dated June 16, 2006 (the “Old PIK Note Indenture”). Interest under the New Notes accrues at 0% until the date (the “FRN Redemption Date”) that is the earlier of (i) December 10, 2010 or (ii) the date on which the Floating Rate Senior Secured Notes due 2011 of Libbey Glass (the “Floating Rate Notes”) are redeemed or paid in full. If the New Notes have not been repaid in full on or before the FRN Redemption Date, interest under the New Notes will accrue at the rate of 16% per annum and be payable semi-annually in cash or in additional New Notes, at the option of Libbey Glass. The New Notes mature on the earlier to occur of (i) June 1, 2021 or (ii) the date that is 180 days after the maturity date of any part of any indebtedness incurred to refinance the Floating Rate Notes. In no event, however, will the New Notes mature prior to September 1, 2011.
     The New Notes are subordinated to the Floating Rate Notes and secured by a third-priority lien on the same collateral and in the same manner as the Old PIK Notes, and the Amended and Restated Indenture contains covenants that are substantially similar to the Old PIK Note Indenture. Pursuant to the Exchange Transaction, the Company, Libbey Glass and its U.S. subsidiaries entered into a Reaffirmation Agreement with Investor, dated October 28, 2009, pursuant to which they reaffirmed the security interests granted in connection with the Old PIK Note Indenture.
     The Amended and Restated Indenture is filed as Exhibit 4.1 to this Form 8-K and incorporated herein by reference. The Reaffirmation Agreement is filed as Exhibit 4.2 to this Form 8-K and incorporated herein by reference.
     Common Stock, Warrants and Registration Rights Agreement
     Pursuant to the Exchange Transaction, the Company also issued to the Investor 933,145 shares of the Company’s common stock (the “Exchange Stock”). In addition, the Company issued to the Investor warrants (the “Series I Warrant”) exercisable for 3,466,856 shares of the Company’s common stock, with an exercise price of $.01 per share. Collectively the Exchange Stock and the Series I Warrants represent approximately 22.5% of the Company’s common stock outstanding following the Exchange Transaction. The Series I Warrant is filed as Exhibit 4.3 to this Form 8-K and incorporated herein by reference.
     The Company will issue additional warrants to the Investor if (i) any New Notes remain outstanding on the FRN Redemption Date, in which case the Company will issue to the Investor warrants (the “Series II Warrants”) exercisable for an additional 10% of the Company’s common stock then outstanding (on a fully diluted basis, subject to certain exceptions), with an exercise price of $.01 per share, and (ii) any New Notes remain outstanding on the 180th day, 210th day and/or 240th day after the date of issuance of the Series II Warrant (the “Series II Date”), in which case the Company will issue to the Investor on the 180th, 210th and/or 240th day after the Series II Date, as applicable, additional warrants (the “Series III Warrants,” and together with the Series I Warrants and the Series II Warrants, the “Warrants”) exercisable for an additional 3.33% of the Company’s common stock outstanding (on a fully diluted basis, subject to certain exceptions) on the Series II Date, with an exercise price of $0.01 per share.
     The percentage of the Company’s outstanding common stock that is represented by the Series II Warrants and the Series III Warrants issuable to the Investor will be reduced on a pro rata basis to the extent the principal balance of the New Notes has been reduced as of the date of issuance of such Warrants. All Warrants issued to the Investor will expire ten years from the date of issuance. Issuance to the Investor of the Series II Warrants and the Series III Warrants

will be deferred if and to the extent that issuance of the Series II Warrants or the Series III Warrants would cause the Investor’s beneficial ownership of the Company’s common stock to exceed 29.5% of the Company’s then outstanding common stock (the “Cap”). The Investor would be required to sell down its common stock in order to receive the remaining portion of the Warrants in this case because the Investor is prohibited from attaining beneficial ownership of the Company’s common stock in excess of the Cap. These provisions are designed so that in no event will the Investor’s ownership of common stock or Warrants trigger a change of control under the Company’s existing debt and management change in control agreements.
     In connection with the Exchange Transaction and the issuance of the Exchange Shares and the Warrants, the Company entered into an Amended and Restated Registration Rights Agreement with the Investor, dated October 28, 2009 (the “Amended and Restated Registration Rights Agreement”), which amended and restated the Registration Rights Agreement between the Company and the Investor, dated June 16, 2006. Pursuant to the Amended and Restated Registration Rights Agreement, the Company will register Investor’s resale of Exchange Stock and the shares of common stock issuable upon exercise of the Warrants, including in underwritten offerings, if requested. The Amended and Restated Registration Rights Agreement is filed as Exhibit 4.4 to this Form 8-K and incorporated herein by reference.
     Amendment and Waiver No. 2 to the Credit Agreement
     Also pursuant to the Exchange Transaction, Libbey Glass and Libbey Europe, B.V. entered into Amendment and Waiver No. 2 (the “Amendment and Waiver”) with respect to the Credit Agreement, dated as of June 16, 2006 (as amended prior to the date hereof, the “Credit Agreement”), among Libbey Glass and Libbey Europe B.V., each as a borrower, Libbey, as a loan guarantor, the other loan parties thereto, the lenders party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent with respect to the US loans, and the other agents party thereto. Pursuant to the Amendment and Waiver, the Lenders have agreed to waive the provisions of the Credit Agreement that would otherwise restrict or prohibit the Exchange Transaction. Amendment and Waiver No. 2 is filed as Exhibit 10.2 to this Form 8-K and incorporated herein by reference.
     The foregoing descriptions of the Debt Exchange Agreement, the Amended and Restated Indenture, the Warrants, the Registration Rights Agreement, the Reaffirmation Agreement and Amendment and Waiver No. 2 do not purport to be complete and are subject to, and qualified in their entirety by, reference to the full text of such agreements.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information provided in Item 1.01 under “New Notes and Reaffirmation Agreement” is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities
     The information provided in Item 1.01 under “Common Stock, Warrants and Registration Rights Agreement” relating the Exchange Stock and the Warrants is incorporated herein by reference. The issuances of the Exchange Stock and the Warrants were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.
Item 8.01. Other Events.
     On October 28, 2009, the Company issued a press release announcing the Exchange Transaction. A copy of this press release is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit 4.1	Amended and Restated Indenture, dated October 28, 2009.
Exhibit 4.2	Reaffirmation Agreement, dated October 28, 2009.
Exhibit 4.3	Series I Warrant, issued October 28, 2009.

Exhibit 4.4	Amended and Restated Registration Rights Agreement, dated October 28, 2009.
Exhibit 4.5	Form of New Note (included in Exhibit 4.1).
Exhibit 10.1	Debt Exchange Agreement, dated October 28, 2009.
Exhibit 10.2	Amendment and Waiver No. 2, dated October 28, 2009.
Exhibit 99.1	Press Release of Libbey Inc., dated October 28, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 28, 2009
LIBBEY INC.
	By:	/s/ Gregory T. Geswein
		Name:	Gregory T. Geswein
		Title:	Vice President, Chief Financial Officer

Exhibit Index

Exhibit Number	Description

4.1	Amended and Restated Indenture, dated October 28, 2009.

4.2	Reaffirmation Agreement, dated October 28, 2009.

4.3	Series I Warrant, issued October 28, 2009.

4.4	Amended and Restated Registration Rights Agreement, dated October 28, 2009.

4.5	Form of New Note (included in Exhibit 4.1).

10.1	Debt Exchange Agreement, dated October 28, 2009.

10.2	Amendment and Waiver No. 2, dated October 28, 2009.

99.1	Press Release of Libbey Inc., dated October 28, 2009.